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                                                                   EXHIBIT 14(b)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Principal Preservation Portfolios, Inc.:

      As independent public accountants, we hereby consent to the use of our report on the Principal Preservation Portfolios, Inc.'s Select Value Portfolio, dated November 22, 2000, and to all references to our firm, included in or made a part of this Pre-Effective Amendment No. 3 to the Registration Statement on Form N-14 for Nationwide Mutual Funds.

ARTHUR ANDERSEN LLP

/s/ ARTHUR ANDERSON LLP

Milwaukee, Wisconsin
January 22, 2001